UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle,

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2024, Omega Healthcare Investors, Inc. (“Omega”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the holders of 198,889,951 shares of Omega’s common stock were present in person or represented by proxy, representing approximately 80.54% of the total outstanding common stock as of the record date for the meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

	For	Against	Abstentions	Broker Non-Votes
Kapila K. Anand	150,294,253	4,444,186	405,992	43,745,520
Craig R. Callen	150,417,936	4,326,679	399,816	43,745,520
Dr. Lisa C. Egbuonu-Davis	152,592,613	2,162,782	389,036	43,745,520
Barbara B. Hill	151,076,798	3,667,932	399,701	43,745,520
Kevin J. Jacobs	153,291,188	1,446,209	407,034	43,745,520
C. Taylor Pickett	152,371,883	2,353,979	418,569	43,745,520
Stephen D. Plavin	145,949,366	8,793,871	401,194	43,745,520
Burke W. Whitman	151,761,256	2,974,240	408,935	43,745,520

Proposal 2: Proposal to Ratify the Selection of Ernst & Young LLP as Omega’s Independent Auditor for Fiscal Year 2024

For	Against	Abstentions	Broker Non-Votes
190,372,644	7,992,692	524,615	Not applicable

Proposal 3: Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
145,513,626	8,549,668	1,081,137	43,745,520

Each of the director nominees was elected, the selection of Ernst & Young LLP was ratified, and Omega’s executive compensation was approved on an advisory basis.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: June 7, 2024	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel

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